Exhibit 99.2

Hyperfine Closes Business Combination with HealthCor Catalio Acquisition Corp and Liminal
Sciences, Will Begin Trading under the Ticker “HYPR” on the Nasdaq Global Market

•	Business combination results in over $160 million in gross cash proceeds to Hyperfine

•	Funds to catalyze commercial expansion of the world's first FDA-cleared portable MRI system™ and additional organic growth initiatives

•	Hyperfine to begin trading on Nasdaq under ticker “HYPR”

GUILFORD, CT – December 22, 2021 — Hyperfine Inc., the groundbreaking medical device company that created Swoop®, the world's first FDA-cleared portable MRI system™, today announced that it has completed its business combination with HealthCor Catalio Acquisition Corp. (Nasdaq: HCAQ) (“HealthCor”), a special purpose acquisition company sponsored by leading healthcare funds HealthCor Management, L.P. and Catalio Capital Management, LP, and Liminal Sciences, Inc. (“Liminal”), a medical device development company dedicated to non-invasive measurement of key vital signs in the brain. Hyperfine will receive approximately $160 million in gross cash proceeds from the business combination and a concurrent private placement and will use the funds to catalyze the company’s growth initiatives, including commercial expansion of the Swoop® system.

Hyperfine’s Class A common stock will begin trading on the Nasdaq Global Market (“Nasdaq”) on December 23, 2021 under the symbol “HYPR”.

Hyperfine’s Swoop Portable MR Imaging System is designed to address the limitations of current imaging technologies and make MRI for brain imaging accessible anytime, anywhere, to any patient. Swoop wheels directly to the patient’s bedside, plugs into a standard electrical wall outlet, and is controlled by an Apple iPad®. Designed as a complementary system to traditional MRIs at a fraction of the cost, images of the internal structure of the head are captured in minutes, enabling critical decision-making capabilities across a variety of clinical settings.

“Our public market debut is an exciting and important milestone on our path to pushing the boundaries of imaging technology and improving patient access to timely, high-quality care in both the U.S. and international markets,” said Dave Scott, president and CEO of Hyperfine. “Swoop’s technology and value proposition are clear, but we have only just begun executing on our commercial goals, and we are pleased by the positive response to Swoop from providers and patients here in the U.S. and around the world. We are confident that our commercial traction and more importantly, our impact, will continue ramping as we expand to even more new sites and geographies.”

“The best way to predict the future is to make it,” said Jonathan M. Rothberg, PhD, Founder of Hyperfine. “Hyperfine is delivering the future of digital surgery and transforming the care continuum through accessible and intelligent imaging with the first FDA-cleared portable MRI system. Hyperfine’s technology gives healthcare professionals better insight to improve clinical care from the ambulance to the hospital and ultimately to the home. Complementing our core U.S. commercialization ramp, our team is particularly motivated by our opportunity to bring this transformational technology to emerging markets where medical imaging is scarce and to bring equity to healthcare for people around the world.”

“HealthCor Catalio Acquisition Corp. was founded to fund a company with the ability to drive strong growth while meaningfully and positively transforming the healthcare landscape, and Hyperfine delivers on that ability,” said Art Cohen, chief executive officer and co-founder of HealthCor Catalio and co-founder and portfolio manager of HealthCor Management, L.P. “We see transformative potential in the Swoop portable MRI technology, a tremendous opportunity in brain sensing with Liminal, and a robust long-term pipeline underpinning a very bright future of Hyperfine as a public company.”

Hyperfine will continue to be led by Dave Scott as president and chief executive officer, alongside his highly experienced executive team. Hyperfine’s board of directors will include:

•	John Dahldorf, Chief Financial Officer of Santa Cruz Nutritionals. He was previously Chief Financial Officer of Acutus Medical, an arrhythmia care company that develops distinct, innovative technologies to provide physicians and patients with improved results. He has more than 20 years of experience leading financing and accounting in the health and medical device spaces.

•	Ruth Fattori, Senior Advisor at Boston Consulting Group. She brings more than 15 years of leadership experience in executive and human resource management for a variety of industries and Fortune 500 companies. Ms. Fattori serves on the board of directors of Quantum-Si, which created the world’s first next-generation protein sequencing platform.

•	Scott Huennekens, Executive Chairman of the Board of Hyperfine. He has played a key role in more than 20 medtech start-up, growth, and public companies with market valuations totaling over $20 billion, that cumulatively have delivered therapeutics and diagnostics to more than 20 million patients. Mr. Huennekens has been named Ernst & Young Entrepreneur of the Year in 2010 and was recognized by Goldman Sachs in 2016, 2017, and 2018 as one of their 100 Most Intriguing Entrepreneurs.

•	Jonathan M. Rothberg, PhD, Founder of Hyperfine. He is a serial entrepreneur with more than 20 years of experience who founded and invented massively parallel DNA sequencing, semiconductor sequencing, and ultrasound-on-a-chip (Butterfly Network). In 2016, he was awarded the National Medal of Technology and Innovation for his “pioneering inventions and commercialization of next-generation DNA sequencing technologies, making access to genomic information easier, faster, and more cost-effective for researchers around the world.”

•	Maria Sainz, Former President and CEO of AEGEA Medical Inc., a women’s health technology company acquired by CooperSurgical in 2021. She serves as a member of the Board of Directors of ShockWave Medical, Inc., Avanos Medical, Inc., and Atrion Corporation. Ms. Sainz brings more than 20 years of experience leading large medical device companies and medtech start-ups.

•	Dave Scott, CEO of Hyperfine. He has 25 years of experience building and leading teams at start-ups and Fortune 500 companies working in digital surgery, the digital health ecosystem, surgical robotics, medical imaging, and diagnostics. He has been awarded numerous patents in x-ray imaging, medical endoscopy, and laser surgery applications.

•	Daniel J. Wolterman, CEO of Wolterman Consulting, LLC. He has more than 30 years of experience in the healthcare industry, holding various leadership roles, including serving as President and CEO of Memorial Hermann Health System, the largest not-for-profit health system in the Houston region of Texas. He currently serves on the board of directors of NuVasive, a Nasdaq-listed company focused on developing medical devices and procedures for minimally invasive spine surgery.

Advisors

J.P. Morgan acted as exclusive financial advisor to Hyperfine and Liminal. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal advisor to Hyperfine and Liminal.

Jefferies LLC acted as financial advisor to HealthCor. Jefferies LLC and Evercore Group L.L.C. acted as capital markets advisors and co-lead placement agents to HealthCor Catalio Acquisition Corp. in connection with the private placement. Wells Fargo Securities also acted as capital markets advisor and placement agent to HealthCor in connection with the private placement. Kirkland & Ellis LLP served as legal advisors to HealthCor and Paul Hastings LLP served as legal advisors to the private placement agents.

About HealthCor Catalio Acquisition Corp.

Prior to the business combination, HealthCor Catalio Acquisition Corp. (Nasdaq: HCAQ) was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. HealthCor stated a focus on the healthcare industry in the United States and other developed countries, with particular interest in the life sciences and medical technology sectors.

About Hyperfine

Hyperfine was founded with a vision to save lives by making Magnetic Resonance Imaging (MRI) more accessible and affordable. Hyperfine’s portable Swoop™ system is the world’s first FDA-cleared bedside MRI system. Hyperfine was founded in 2014 by Jonathan Rothberg, Ph.D., a serial entrepreneur and the founder or co-founder of numerous other innovative companies, including CuraGen, 454 Life Sciences, Ion Torrent, RainDance Technologies, ClariFI, Quantum-Si, AI Therapeutics, Butterfly Network, 4Catalyzer, and 4Bionics. In 2015, Rothberg was awarded the National Medal of Technology and Innovation by President Obama for inventing and commercializing DNA sequencing. For more information visit www.hyperfine.io.

About Liminal Sciences, Inc.

Liminal Sciences is committed to building a device to non-invasively measure key vital signs in the brain, in order to enable unprecedented access to dramatically improve patient outcomes. Liminal was founded in 2018 by Dr. Jonathan Rothberg. For more information, visit: https://www.liminalsciences.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Hyperfine’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the combined company’s expectations with respect to financial results, future performance, development and commercialization of products and services, the potential benefits and impact of combined company’s products and services, potential regulatory approvals, anticipated financial impacts and other effects of the business combination on the combined company’s business, and the size and potential growth of current or future markets for the combined company’s products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the combined company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the success, cost and timing of the combined company’s product development and commercialization activities, including the degree that Swoop is accepted and used by healthcare professionals; the impact of COVID-19 on the combined company’s business; the inability to maintain the listing of the combined company’s Class A common stock on the Nasdaq following the business combination; the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the inability of the combined company to raise financing in the future; the inability of the combined company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of the combined company to identify, in-license or acquire additional technology; the inability of the combined company to maintain its existing or future license, manufacturing, supply and distribution agreements; the inability of the combined company to compete with other companies currently marketing or engaged in the development of products and services that the combined company is currently marketing or developing; the size and growth potential of the markets for the combined company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the combined company’s products and services and reimbursement for medical procedures conducted using the combined company’s products and services; the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the combined company’s financial performance; and other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the business combination, including those under “Risk Factors” therein, and in the combined company’s other filings with the Securities and Exchange Commission. The combined company cautions readers that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The combined company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Media Contact

Emily Barnes

APCO Worldwide

ebarnes@apcoworldwide.com

Investor Contact

Marissa Bych

Gilmartin Group LLC

investors@hyperfine.io